UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Ener1, Inc. ("Ener1") issued a press release on September 26, 2007 announcing that the U.S. Department of Energy ("DOE") had awarded Ener1's EnerDel, Inc. ("EnerDel") subsidiary a $2.5 million contract over two years for plug-in hybrid vehicle (PHEV) research. The award is for the development of cells for 10- and 40-mile range PHEVs using nano-phase lithium titanate coupled with a high voltage Nickel-Manganese cathode material. The total DOE/industry cost share will be $2.5 million, and it is expected that EnerDel and the DOE will each fund $1.25 million of the costs.

DOE funding is subject to negotiation of final contract terms and Congressional appropriations. The project is expected to begin in 2007 and continue through 2009; funding will come from DOE's Office of Energy Efficiency & Renewable Energy (fiscal years '07-'09). The United States Advanced Battery Consortium ("USABC") will negotiate final contract terms

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on September 26, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 26, 2007	By:	/s/ Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	DOE PHEV press release